UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 1, 2009

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Greene St., Suite 1101, NY, NY		10012
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2009, Atlas Mining Company (the “Company”) entered into a memorandum of understanding (“MOU”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation (the “Class Action”).  The MOU sets forth the material terms of the parties’ settlement and will be combined with additional provisions in a final settlement agreement.

Under the terms of the MOU,

1. The Company will pay the plaintiffs $1,250,000 (which includes fees to counsel) in exchange for (i) the definition of the class to ensure preclusion of future claims against the Company, its former subsidiary, Nano Clay and Technology, Inc. (Nano”) or any of its current or former officers, directors or employees or other potential individual defendants (“Individual Defendants”) (ii) release and dismissal of the Company, Nano and the Individual Defendants, (iii) court certification of a class for settlement purposes;  (iv) no more than 5% opt outs (the 5% does not include the persons noted in paragraph 6 below); and (v) final court approval of the settlement.

2. For purposes of funding the payment, the Company will take all necessary steps to cause the payment to be issued by its insurance carrier into escrow prior to execution of the final settlement agreement, but to the extent the insurance carrier refuses to fund until some later date, the Company will not be responsible for any payment prior to funding by the insurance carrier.

3. The Company will provide reasonable assistance to plaintiffs in the plaintiffs’ claim against Chisholm, Bierwolf & Nilson LLC.

4. The Company will permit the plaintiffs to take certain confirmatory discovery.

5. The Company will provide up to $75,000 to fund expenses in connection with notification to class members.

6. As an accommodation to facilitate the settlement, the following persons agree not to submit claims pursuant to the settlement of shares that they own or control and that are otherwise eligible to participate in the settlement: David Taft, a board member and President of IBS Capital LLC, which is General Partner of The IBS Turnaround Fund (QP) (A Limited Partnership) and The IBS Turnaround Fund (A Limited Partnership) , Andre Zeitoun (the Company’s CEO), Chris Carney (the Company’s Interim CFO), and Eric Basroon (an employee of Material Advisors LLC).  The MOU states that the Company may determine in its business judgment to compensate the persons for such forbearance

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On  May 1, 2009, the Company  entered into agreements to sell  to accredited investors $1,350,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes”) and entered into Registration Rights Agreements in connection with the shares of common stock to be issued upon conversion of such mandatorily convertible Notes. The Board of Directors of the Company authorized the Notes to be included in the Series 10% PIK –Election Convertible Notes due 2018 authorized  in December 2008 (the “Series”) as disclosed in the 8-K of the Company filed on January 6, 2009. The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below. The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in-kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009. The Notes may be converted at the option of the Noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion of the Series (including those notes issued in December 2008 and April 2009). The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion of all the notes in the Series, (ii) the average closing bid price or market price of Company common stock for the preceding 5 trading days is above the Strike Price (as defined below), and (iii) a registration statement is effective and available for resale of all of the converted shares or the Noteholder may sell such shares under Rule 144 under the Securities Act.  The number of shares issued on conversion of a Note will be derived by dividing the principal and accrued interest on the Note by $0.50 (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  A Noteholder may accelerate the entire amount due under its Note upon the occurrence of certain events of default or, after July 1, 2010, in the event there is insufficient common stock available for conversion of all the notes in the Series. The Company may not use the proceeds of the loans represented by the Notes to pay damages or voluntary settlement proceeds to plaintiffs in the securities litigation lawsuit against the Company.

This description of the Notes is qualified in its entirety by reference to the form of 10%  PIK-Election Convertible Note due 2018 which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Issuance of the Notes is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

 The Registration Rights Agreement provides that within 10 days after the date on which the Articles of Incorporation of the Company are amended so that there are sufficient shares of common stock so that all of the notes of the Series may be converted, the Company will notify the holders of such notes. If a Noteholder  desires to include in a registration statement under the Securities Act all or part of such Noteholder’s common stock issuable on such conversion, such Noteholder must within 10 days after receipt of such notice notify Company of the number of shares of common stock such holder wishes to include in the registration statement.  Thereafter, subject to certain exceptions, the Company will file a registration statement with the Securities and Exchange Commission under the Securities Act of all common stock which the Noteholder requests be registered.

This description the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The reported closing price of the company’s Common stock on April 30, 2009 was $.49.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Items 2.03 above and 5.02 below is incorporated herein by reference in its entirety. Issuance of the Note is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company entered into a Consulting Agreement (the “Agreement”), a copy of which is attached as Exhibit 99.4, with Morris Weiss, a director, on November 1, 2008 pursuant to which Mr., Weiss served as Chief Restructuring Officer for a period of six months ended May 1, 2009.

The Agreement provided that Mr. Weiss’ duties included: (i) oversight and management of (1) pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates, including the Class Action  (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by Mr. Weiss and the Board; (ii) advising the Board and senior management of the Company with respect to other significant restructuring matters, and (iii) such other duties and responsibilities on which the Board and the Consultant shall mutually agree.

The Agreement provided for compensation in the form of stock options and cash.

The stock option compensation under the Agreement was 550,000 options to acquire Company common stock with an exercise price of $.70 per share and expiring in ten years. 250,000 options vested during the term of the Agreement and 300,000 options would vest at the end of the Agreement unless the Board determined that Mr. Weiss’ performance was not satisfactory, in which case the number of options awarded was in the discretion of the Board.  The reported closing price of the Company’s stock on October 31, 2008 was $.28.

The board concluded that Mr. Weiss’ performance was more than satisfactory and thus 300,000 options vested at the end of the Agreement (for a total of 550,000 options as provided under the agreement)..

The cash compensation under the Agreement was $100,000 during the term of the Agreement plus a bonus of up to $100,000, the award of which was dependent on a Board determination as to whether Mr. Weiss’ performance was satisfactory and the amount of such bonus was in the discretion of the Board.

The board has determined that Mr. Weiss’ performance was more than satisfactory thus the amount of the cash bonus was $100,000 and the Board and Mr. Weiss agreed would be payable in six monthly installments.

In addition, on May 1, 2009, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the Class Action and the insurance coverage litigation involving the Company .  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements The reported closing price of the Company’s stock on April 30, 2009 was $.49.

Item 8.01	Other Events
On May 4, 2009 the Company issued a Press Release relating to the matters described in Items 1.01 and 2.03. It is attached as Exhibit 99.3.
Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Convertible Note

Exhibit 99.2 Registration Rights Agreement

Exhibit 99.3 Press Release issued May 4, 2009 relating to the matters described in Items 1.01 and 2.03

Exhibit 99.4 Consulting Agreement between Atlas Mining Company and Morris Weiss

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	May 4, 2009	By:	/s/ Andre Zeitoun
Andre Zeitoun
Chief Executive Officer and President